UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2015

SPECTRUM BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34757	27-2166630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Deming Way Middleton, Wisconsin 53562
(Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As part of its previously announced management transition plan, on March 16, 2015, Spectrum Brands Holdings, Inc. (the “Company”) announced the appointment of Andreas Rouve as the Company’s new Chief Executive Officer and President, succeeding David R. Lumley as Chief Executive Officer of the Company.  Mr. Rouve’s appointment as Chief Executive Officer and President will become effective as of April 1, 2015.  The arrangements concerning Mr. Lumley’s departure from the Company are set forth in that certain Transition Employment Agreement, dated January 8, 2015, by and between Mr. Lumley and the Company, which was previously announced on the Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on January 14, 2015.
Mr. Rouve, who is 53 years of age, has been serving as the Company’s Chief Operating Officer since February 2014, as well as President, International, a position he has held since January 2013.  Mr. Rouve also previously served as Senior Vice President, Managing Director of the Company’s European Battery and Personal Care business, and integrated the Company’s European Home Appliance business in 2010 and the Company’s Pet activities in 2011.  Mr. Rouve joined the Company in 2002 as Chief Financial Officer of the European Battery and Appliance division.  Previously, Mr. Rouve worked 13 years with VARTA AG in a variety of management positions, including Chief Financial Officer of VARTA Portable Batteries from 1999 to 2002, Managing Director Asia from 1997 to 1999, and Director of Finance of 3C Alliance L.L.P., a U.S. joint venture of VARTA, Duracell, and Toshiba, from 1995 to 1997.  Mr. Rouve holds a Master’s of Business Administration (Diplom-Kaufmann) from the University of Mannheim (Germany) and a Doctor of Economics and Social Science (Dr. rer. soc. oec.) from the University of Linz (Austria).
In connection with his appointment, Mr. Rouve entered into an Employment Agreement, dated March 16, 2015, with the Company and its wholly-owned subsidiary, Spectrum Brands, Inc. (the “Employment Agreement”). The Employment Agreement provides Mr. Rouve with an annual base salary of $735,000 (“Base Salary”) and he will be eligible to receive a management incentive plan (“MIP”) bonus for each fiscal year, based on a target of 125% of Base Salary (the “Target Amount”) paid during the applicable fiscal year during the term of the Employment Agreement, provided the Company achieves certain annual performance goals as established by the Board of Directors (the “Board”) and/or the Compensation Committee of the Board.  If such performance goals are met, the MIP bonus will be payable in cash or stock in accordance with customary Company practices within 74 days after the end of the fiscal year to which the bonus relates.  If Mr. Rouve exceeds the performance targets, the bonus will be increased in accordance with the formula approved by the Compensation Committee no later than the close of the first quarter of the applicable fiscal year; provided that, the bonus will not exceed 250% of the Target Amount.  Notwithstanding the foregoing, for fiscal 2015 Mr. Rouve’s MIP bonus will be calculated on a pro rata basis, with the bonus amount for the period beginning on April 1, 2015 through September 30, 2015 based on his base salary and bonus calculation as set forth in the Employment Agreement, and the bonus amount for the period prior to April 1, 2015 based on his base salary and bonus calculation as set forth in his previously disclosed Registered Director’s Agreement with Rayovac Europe GmbH dated August 27, 2007, as amended on October 1, 2007.
Additionally, Mr. Rouve will be eligible to participate in the Company’s Equity Incentive Plan (“EIP”) whereby, for fiscal year 2015, Mr. Rouve will be provided a restricted stock unit (“RSU”) award valued at $3,000,000 at the time of the award, subject to the terms and conditions as established by the Board and/or Compensation Committee.  This EIP grant for fiscal 2015 is the sum of a $2,000,000 grant originally awarded to Mr. Rouve in December 2014, and an additional $1,000,000 grant awarded as promptly as practicable following April 1, 2015, but no later than 30 days thereafter.  Mr. Rouve will also be eligible to participate in the previously disclosed Spectrum $2B Plan, whereby Mr. Rouve will be eligible to receive an RSU  award valued at $3,000,000 at the time of the award, subject to the terms and conditions as established by the Board and/or Compensation Committee (the “S2B Equity Award”).  This S2B Equity Award constitutes the sum of the $2,000,000 grant made to Mr. Rouve under the Spectrum $2B Plan in February 2015, and an additional  $1,000,000 grant to be awarded as promptly as practicable following April 1, 2015, but no later than 30 days thereafter.  All RSUs granted pursuant to the EIP and the Spectrum $2B Plan are issued under the Company’s 2011 Omnibus Equity Award Plan (the “2011 Plan”).  If a change in control (as defined in the 2011 Plan) occurs within 24 months April 1, 2015, then all of Mr. Rouve’s outstanding and unvested equity awards will vest in full upon the earlier of (i) the first anniversary of the change in control, or (ii) the date Mr. Rouve’s employment is terminated by the Company without “Cause” (as defined below) or by Mr. Rouve for “Good Reason” (as defined below).
The Employment Agreement also provides Mr. Rouve with certain other compensation and benefits, including the following: (i) certain relocation benefits, including the use of a Company-funded executive apartment for up to 6 months; (ii) eligibility for Mr. Rouve to participate in the Company’s executive auto lease program; and (iii) a stipend for income tax filings and returns preparation and advice and estate planning advice.  In addition, the previously disclosed Pension Agreement between VARTA Gerätebatterie GMBH and Mr. Rouve dated May 17, 1989 including the supplement of July 1, 1999, which was assumed by the Company, will remain in effect.

Under the Employment Agreement, Mr. Rouve is entitled to receive severance benefits if his employment is terminated under certain circumstances.  In this regard, if Mr. Rouve’s employment is terminated by the Company without “Cause” (as defined below), by Mr. Rouve for “Good Reason” (as defined below), or by reason of death or by the Company for disability, he will be entitled to the following severance benefits: (i) a cash payment equal to 1.5x base salary, and a cash payment equal to 1x the target annual MIP bonus of 125% of Mr. Rouve’s then current Base Salary, each payable ratably on a monthly basis over the 18-month period following termination; (ii) a pro rata portion, in cash, of the annual MIP bonus Mr. Rouve would have earned for the fiscal year in which termination occurs if his employment had not ceased; (iii) medical insurance coverage and certain other employee benefits for Mr. Rouve and his dependents for the 18-month period following termination; and (iv) payment of accrued vacation time pursuant to Company policy.
If Mr. Rouve’s employment is terminated by the Company for Cause or if Mr. Rouve voluntarily terminates his employment, he will be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law, and the Company will promptly pay Mr. Rouve his accrued salary and vacation pay, reimbursement for expenses incurred through the date of termination, and accrued benefits through the Company’s benefit plans and programs.
For purposes of the Employment Agreement, “Cause” is defined as (i) the commission by Mr. Rouve of any deliberate and premeditated act taken by him in bad faith against the interests of the Company that causes or is reasonably anticipated to cause material harm to the Company; (ii) Mr. Rouve being convicted of, or pleading nolo contendere with respect to, any felony or of any lesser crime or offense having as its predicate element fraud, dishonesty, or misappropriation of the property of the Company that causes or is reasonably anticipated to cause material harm to the Company; (iii) the habitual drug addiction or intoxication of Mr. Rouve which negatively impacts his job performance or Mr. Rouve’s failure of a Company-required drug test; (iv) the willful failure or refusal of Mr. Rouve to perform his duties as set forth in the agreement or the willful failure or refusal to follow the direction of the Board, provided such failure or refusal continues after 30 calendar days of the receipt of written  notice from the Board of such failure or refusal; or (v) Mr. Rouve materially breaches any of the terms of the Employment Agreement or any other agreement between himself and the Company and the breach is not cured within 30 calendar days after written notice from the Company.
In addition, for purposes of the Employment Agreement, “Good Reason” is defined as (i) any reduction, not consented to by Mr. Rouve, in Mr. Rouve’s Base Salary or target MIP bonus opportunity, then in effect; (ii) the relocation, not consented by Mr. Rouve, of the Company’s office at which he is principally employed as of April 1, 2015 to a location more than 50 miles from such office, or the requirement by the Company that Mr. Rouve be based at an office other than the Company’s office at such location on an extended basis, except for required business travel; (iii) a substantial diminution or other substantive adverse change, not consented to by Mr. Rouve, in the nature or scope of his responsibilities, authorities, powers, functions, or duties; (iv) a breach by the Company of any of its material obligations under the Employment Agreement; or (v) the failure of the Company to obtain the agreement for any successor to the Company to assume and agree to perform the Employment Agreement.
Mr. Rouve is bound by noncompetition provisions that restrict him from competing with the Company (with certain exceptions) for 18 months following the termination of his employment with the Company.  Mr. Rouve also is subject to nonsolicitation restrictions with respect to Company customers and employees for the same 18-month period.  Finally, Mr. Rouve is subject to confidentiality provisions protecting the Company’s confidential business information from unauthorized disclosure.
The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by reference to the terms of such agreement, which will be filed as an exhibit with the Company’s next Quarterly Report on Form 10-Q.
Other than pursuant to Mr. Rouve’s Employment Agreement, Mr. Rouve was not selected as CEO pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Rouve and any of the Company’s other directors or executive officers. Since the beginning of the Company’s last fiscal year, there has been no transaction or any currently proposed transaction, in which the Company was or is to be a participant and in which Mr. Rouve or any of his immediate family members had or will have a direct or indirect material interest, required to be disclosed under Item 404(a) of Regulation S-K.
On March 16, 2015, the Company issued a press release announcing the appointment of Mr. Rouve as the Company’s CEO.  A copy of the press release is attached as Exhibit 99.1 to this report on Form 8-K and incorporated by reference herein.
Item 9.01  Financial Statements and Exhibits.
(a)  Not applicable.
(b)  Not applicable.
(c)  Not applicable.
(d)  Exhibits.
The following exhibits are being furnished with this Current Report on Form 8-K.
Exhibit No.	Description
99.1	Press Release dated March 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.
Date: March 20, 2015

	By:	/s/ Nathan E. Fagre
Printed Name: Nathan E. Fagre
Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 16, 2015